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                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Heftel Broadcasting Corporation:

We consent to the incorporation by reference herein of our reports and to the reference to our firm under the heading "Experts" in the prospectus.




                                       KPMG Peat Marwick LLP


Dallas, Texas
December 12, 1997